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                                                                    EXHIBIT 23.6

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Time Warner Inc., Time Warner Capital I, Time Warner Capital II and Time Warner Capital III on Form S-3 (Nos. 33-61523, 33-61523-01, 33-61523-02 and 33-61523-03) of our report dated April 20, 1995, with respect to the consolidated financial statements of KBLCOM Incorporated appearing in the Form 8-K of Time Warner Inc. dated May 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Houston, Texas
October 2, 1995